Exhibit 5.1

December 16, 2003

Anteon International Corporation

3211 Jermantown Road, Suite 700

Fairfax, Virginia 22030-2801

Anteon International Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the above-captioned Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules”), you have requested that we furnish our opinion as to the legality of (i) up to 4,000,000 shares (the “Primary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued and offered for sale from time to time thereunder in the prospectus forming a part of the Registration Statement by Anteon International Corporation, a Delaware corporation (the “Company”), (ii) up to 7,105,490 shares of Common Stock that may be offered for sale by the persons named, from time to time, in the prospectus forming a part of the Registration Statement (the “Secondary Shares”) and (iii) up to 11,105,490 rights to purchase shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) attached to the Primary Shares and the Secondary Shares (the “Rights”). The Common Stock and attached Rights are being registered for offering on a delayed or continuous basis under Rule 415 of the Act.

In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including exhibits thereto), the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), the Company’s Amended and Restated By-laws (the “By-laws”), the Rights Agreement of the Company (the “Rights Agreement”) and records of certain corporate proceedings of the Company. We have examined and relied upon representations as to factual matters contained in certificates of officers of the Company. We have also made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents. For purposes of the following opinion, we have also assumed that (i) the Primary Shares will not be issued or transferred in violation of any restriction or limitation contained in the Charter, as amended to the date of such issuance or transfer, (ii) the issuance of the Primary Shares to be issued by the Company from time to time will be authorized and approved by the board of directors of the Company, or a duly authorized committee thereof, in accordance with, and not in violation of, the General Corporation Law of the State of Delaware, the Charter and the Bylaws, as amended to the date of such issuance, and (iii) the Rights Agreement is a legal, valid and binding obligation of the Rights Agent thereunder.

Based upon the foregoing, we are of the opinion that (i) the Primary Shares, when issued, delivered and paid for in accordance with the Charter, as amended to the date of such issuance, and the Registration Statement will be duly authorized, validly issued, fully paid and nonassessable, (ii) the Secondary Shares are duly authorized, validly issued, fully paid and nonassessable and (iii) upon their issuance in accordance with the terms of the Rights Agreement, the Rights will be validly issued.

Our opinion expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP